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                                                                     EXHIBIT 4.5

                           ACCOUNTS CONTROL AGREEMENT

              This ACCOUNTS CONTROL AGREEMENT (this "Agreement") dated as of September 26, 2000 among Cedar Brakes I, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware (the "Issuer"), Bankers Trust Company, a New York banking corporation, in its capacity as trustee (the "Trustee") under the Indenture, dated as of September 26, 2000 (as amended, supplemented, restated or otherwise modified from time to time, the "Indenture"), between the Issuer and the Trustee, and Bankers Trust Company, a New York banking corporation, in its capacity as securities intermediary (the "Securities Intermediary"). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture. As used herein, the term "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. All terms defined in the UCC shall have the respective meanings given to those terms in the UCC, except where the context otherwise requires.

              Section 1. Acceptance of Appointment of Securities Intermediary. The Securities Intermediary hereby agrees to act as a "securities intermediary" within the meaning of Section 8-102(a)(14) of the UCC with respect to the Accounts (as defined in the Indenture) and pursuant to this Agreement. The Issuer hereby acknowledges that the Securities Intermediary shall act as such securities intermediary with respect to the Accounts and pursuant to this Agreement.

              Section 2. Establishment of Securities Accounts. The Securities Intermediary hereby agrees and confirms that (i) the Securities Intermediary has established the Accounts as set forth and defined in the Indenture, (ii) each Account is and will be maintained as a "securities account" (within the meaning of Section 8-501 of the UCC), (iii) the Trustee is the "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the "financial assets" (within the meaning of Section 8-102(a)(9) of the UCC) credited to the Accounts, (iv) all property delivered to the Securities Intermediary pursuant to the Indenture or the other Financing Documents will be held by the Securities Intermediary and promptly credited to an Account by an appropriate entry in its records, and (v) all "financial assets" (within the meaning of Section 8-102(a)(9) of the UCC) in registered form or payable to or to the order of any Person and credited to any Account shall be registered in the name of, payable to or to the order of, or endorsed to, the Securities Intermediary or in blank, and in no case will any financial asset credited to any Account be registered in the name of, payable to or to the order of, or endorsed to, the Issuer, except to the extent the foregoing have been subsequently endorsed by the Issuer to the Securities Intermediary or in blank, and (vi) the

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Securities Intermediary shall not change the name or account number of any
Account without the prior written consent of the Trustee.

              Section 3. Financial Assets Election. The Securities Intermediary hereby agrees that each item of property (including a security, investment property, instrument or obligation, share, participation, interest, cash or any other property whatsoever) credited to any Account shall be treated as a "financial asset" (within the meaning of Section 8-102(a)(9) of the UCC).

              Section 4. Entitlement Orders. If at any time the Securities Intermediary shall receive any entitlement order (within the meaning of Section 8-102(a)(8) of the UCC) or any other order from the Trustee directing the transfer or redemption of any financial asset relating to the Accounts, the Securities Intermediary shall comply with such entitlement order or other order without further consent by the Issuer or any other Person. The parties hereby agree that until the Securities Intermediary's obligations under this Section 4 shall terminate in accordance with Section 13 hereof, the Trustee shall have "control" (within the meaning of Section 8-106(d) of the UCC) of all of the Trustee's "security entitlements" (within the meaning of Section 8-102(a)(17) of the UCC), as the case may be, with respect to the financial assets credited to the Accounts and therefore "control" of each of the Accounts pursuant to Section 9-115(e) of the UCC.

              Section 5. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any Account, any financial asset credited thereto or any security entitlement related thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Trustee. The financial assets credited to the Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Trustee (except that the Securities Intermediary may set off the face amount of any checks which have been credited to any Account but are subsequently returned unpaid because of uncollected or insufficient funds).

              Section 6. Choice of Law. Both this Agreement and each Account (including all security entitlements related thereto) shall be governed by the law of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, the "securities intermediary's jurisdiction" of the Securities Intermediary with respect to the Accounts is the State of New York.

              Section 7. Conflict with Other Agreement. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

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              Section 8. Amendments. No amendment or modification of this
Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

              Section 9. Notice of Adverse Claims. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or any financial asset credited thereto, the Securities Intermediary will promptly notify the Trustee and the Issuer thereof.

              Section 10. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

                     (i) Each Account has been established as set forth in
         Section 2 above and each Account will be maintained in the manner set forth herein until termination of this Agreement. The Securities Intermediary shall not change the name or account number of any Account without the prior written consent of the Trustee.

                    (ii) No financial asset is or will be registered in the name of the Issuer, payable to its order, or specially endorsed to it, except to the extent such financial asset has been subsequently endorsed by the Issuer to the Securities Intermediary or in blank.

                   (iii) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

                    (iv) The Securities Intermediary has not entered into and will not enter into any agreement with any other Person relating to any of the Accounts and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders of such Person. The Securities Intermediary has not entered into any other agreement with the Issuer or any other Person purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders originated by the Trustee as set forth in Section 4 hereof.

                     (v) The Securities Intermediary agrees to comply with Part 5 of Article 8 of the UCC.

              Section 11. Indemnification of the Securities Intermediary. The Issuer hereby agrees to indemnify the Securities Intermediary to the same extent it has agreed to indemnify the Trustee as set forth in the Indenture.

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              Section 12. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

              Section 13. Termination. The rights and powers granted herein to the Trustee, and the obligations imposed upon the Securities Intermediary to comply with orders from the Trustee, have been granted or imposed in order to perfect the Trustee's security interest in the Accounts, are powers coupled with an interest and will neither be affected by the bankruptcy of the Issuer nor the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interests of the Trustee in the Accounts have been terminated pursuant to the terms of the Indenture and the Financing Documents, and the Trustee has notified the Securities Intermediary of such termination in writing.

              Section 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

              Section 15. No Liability. To the extent permitted by applicable law, the Issuer agrees that (i) no claim shall be made by it or any of its respective affiliates against the Trustee, the Securities Intermediary or any of their respective Affiliates or agents authorized in accordance with the terms of the Indenture, and (ii) neither the Securities Intermediary nor the Trustee shall be liable for any damages, whether actual, special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by or the performance by it of this Agreement, including without limitation the issuance of entitlement orders by the Trustee with respect to the Accounts, or any act or omission or event occurring in connection therewith. Notwithstanding anything to the contrary contained herein neither the Trustee nor the Securities Intermediary nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be exonerated from its or their own gross negligence or willful misconduct or breach of its obligations hereunder.

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              IN WITNESS WHEREOF, the parties hereto have caused this Account
Control Agreement to be executed and acknowledged by their respective officers or representatives hereunto duly authorized, as of the date first above written.

                                                CEDAR BRAKES I, L.L.C.,


                                                By: /s/ Thomas G. Kilgore
                                                    ----------------------------
                                                    Name:  Thomas G. Kilgore
                                                    Title: Attorney in Fact


                                                BANKERS TRUST COMPANY,
                                                as Trustee


                                                By: /s/ Richard L. Buckwalter
                                                    ----------------------------
                                                    Name:  Richard L. Buckwalter
                                                    Title: Vice President


                                                BANKERS TRUST COMPANY,
                                                as Securities Intermediary


                                                By: /s/ Richard L. Buckwalter
                                                    ----------------------------
                                                    Name:  Richard L. Buckwalter
                                                    Title: Vice President







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